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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                      Office of the Secretary of the State
   30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 / new / 1-97
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                           Space For Office Use Only

                   FILING #0002105511 PG 01 OF 03 VOL B-00334
                      FILED 04/28/2000 04:00 PM PAGE 02491
                             SECRETARY OF THE STATE
                       CONNECTICUT SECRETARY OF THE STATE
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1. NAME OF CORPORATION:

   BIO-PLEXUS, INC.
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2. THE CERTIFICATE OF INCORPORATION IS (check A., B. or C):


  X   A. AMENDED.
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      B. AMENDED AND RESTATED.
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      C. RESTATED.
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3. TEXT OF EACH AMENDMENT/RESTATEMENT:

         See Exhibit A attached hereto and made a part hereof.

   (Please reference an 8 1/2 X 11 attachment if additional space is needed)
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(CONN. - 1264 - 1/1/97)

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                           Space For Office Use Only


                   FILING #0002105511 PG 02 OF 03 VOL B-00334
                      FILED 04/28/2000 04:00 PM PAGE 02492
                             SECRETARY OF THE STATE
                       CONNECTICUT SECRETARY OF THE STATE
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4. VOTE INFORMATION (check A., B. or C.)

  X   A. The resolution was approved by shareholders as follows:
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(set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

The number of shares of Common Stock outstanding and eligible to vote was 14,369,746. The Company does not have any Preferred Stock currently outstanding.

The number of votes represented at the meeting were 7,562,566.

The total number of votes cast were:

         FOR      7,376,911
         AGAINST    173,255
         ABSTAIN     12,400

         The number of votes cast for the amendment was sufficient for approval.

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      B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.
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      C. The amendment was adopted by the incorporators without shareholder action. No shareholder vote was required for adoption.
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                                  5. EXECUTION

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Dated this      28th      day of       April       , 2000
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                          Chief Financial Officer
Kimberley A. Cady         and Vice President
                          of Finance
                                                          /s/ Kimberley A. Cady
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Print or type name        Capacity of                          Signature
of signatory              signatory

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                   FILING #0002105511 PG 03 OF 03 VOL B-00334
                      FILED 04/28/2000 04:00 PM PAGE 02493
                             SECRETARY OF THE STATE
                       CONNECTICUT SECRETARY OF THE STATE


                                   Exhibit A


         RESOLVED, that the Certificate of Incorporation be, and hereby is, amended as follows:

                  FIRST: Article III Capitalization, is amended to increase the number of authorized shares of Common Stock. Article III shall read as follows:


                                  "ARTICLE III
                                 CAPITALIZATION


         The aggregate number of shares which the Corporation shall have authority to issue is Forty-Three Million (43,000,000), which shares are divided into two classes: (i) Three Million (3,000,000) shares of Preferred Stock, without par value (the "Preferred Stock"); and (ii) Forty Million (40,000,000) shares of Common Stock, without par value (the "Common Stock")."

         In all other respects the Certificate Amending and Restating the Certificate of Incorporation of Bio-Plexus, Inc., filed October 22, 1992, as amended by the Certificate Amending the Certificate of Incorporation of Bio-Plexus, Inc., filed October 27, 1993, as amended by the Certificate Amending the Certificate of Incorporation of Bio-Plexus, Inc., filed August 2, 1996, as amended by the Certificate of Correction of the Certificate of Amendment of Bio-Plexus, Inc., filed June 30, 1997, as amended by the Certificate of Amendment of Bio-Plexus, Inc., filed June 30, 1997, as amended by the Certificate of Amendment of Bio-Plexus, Inc., filed June 30, 1997, as amended by the Certificate of Amendment of Bio-Plexus, Inc., filed July 30, 1997, as amended by the Certificate of Amendment of Bio-Plexus, Inc., filed August 10, 1998, as amended by the Certificate of Amendment of the Certificate of Incorporation, filed July 29, 1999, is hereby ratified and confirmed.

         The foregoing amendment to the Certificate of Incorporation was duly adopted by the Corporation's stockholders on April 28, 2000.